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                                                                     Exhibit 5.1
                                                                     -----------
                              Harkins Cunningham
                           1800 One Commerce Square
                              2005 Market Street
                            Philadelphia, PA 19103
                                (215) 851-6700


                              May 20, 1998



Centocor, Inc.
200 Great Valley Parkway
Malvern, Pennsylvania 19355


Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") in connection with the registration, under the Securities Act of 1933, as amended (the "Securities Act"), of (i) up to $460,000,000 aggregate principal amount of 4 3/4% Convertible Subordinated Debentures due 2005 (the "Debentures") issued pursuant to the Indenture, dated as of February 20, 1998, by and between the Company and United States Trust Company of New York, as Trustee (the "Indenture"); and (ii) up to an aggregate of 9,338,015 shares of Common Stock, par value $.01 per share of Centocor, Inc. issuable upon conversion of the Debentures (the "Conversion Shares").

          In our capacity as your counsel in connection with such registration, we are familiar with the actions taken by the Company in connection with the authorization and issuance of the Debentures. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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Centocor, Inc.
May 20, 1998
Page 2


          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          1. the Debentures have been duly and validly authorized and issued by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

          2. the Conversion Shares have been duly and validly authorized and reserved for issuance by the Company and, if, and when issued upon conversion of the Debentures in accordance with the terms of such Debentures, will be validly issued, fully paid and non-assessable.

          Please note that this opinion is provided under the laws of the Commonwealth of Pennsylvania and the federal laws of the United States, we do not express any opinion as to the laws of any other jurisdiction. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

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Centocor, Inc.
May 20, 1998
Page 3


          We consent to your filing this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

          It is understood that this opinion is to be used only in connection with the offer and sale of the Debentures or the Conversion Shares while the Registration Statement is in effect.


                              Very truly yours,

                              /s/ Harkins Cunningham